Exhibit 32.0
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350
     In connection with the report of Universal Biosensors, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to Exchange Act Rule 13(a)-14(b) and 18 U.S.C. Section 1350, each of the undersigned officers of the Company does hereby certify that, to the best of such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The undersigned have executed this Certificate as of the 5th day of August 2008. The undersigned have executed this Certificate as of the 5th day of August 2008.

/s/ Mark Morrisson
Mark Morrisson
Chief Executive Officer and Executive Director

/s/ Salesh Balak

Salesh Balak
Chief Financial Officer